UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

Filing Relief – March 31, 2020 Annual Report on Form 10-K

On March 4, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465) (the “SEC Order”), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak.

Ammo, Inc. (“Ammo,” “we,” or “our”) is relying on the SEC Order to extend the filing date of our Annual Report on Form 10-K for the year ended March 31, 2020 (the “Annual Report”) due to circumstances related to the COVID-19 outbreak. In particular, COVID-19 and related precautionary responses have made it more difficult as the Company’s receipt of information from certain third parties related to the completion of its financials has been delayed and therefore it has taken us more time, to finish our analysis and compile certain information necessary to make key assessments and estimates.

Although we can provide no assurance, we presently intend to file our Annual Report before July 31, 2020, but, in any event, no later than August 13, 2020, which is 45 days from the Annual Report’s original filing deadline of June 29, 2020. If the Annual Report is filed by August 13, 2020, it will be deemed timely filed by the SEC.

COVID-19 Pandemic Update

In March 2020, the World Health Organization declared the outbreak of coronavirus COVID-19 (“COVID-19”) a global pandemic. The responses by federal, state and local governments to restrict public gatherings and travel rapidly grew to include stay-at-home orders, school closures and mandatory restrictions on non-essential businesses and services that has adversely affected workforces, economies, and financial markets resulting in a significant economic downturn. While the majority of operations have continued as they have been deemed essential businesses, we have experienced some disruptions administratively, specifically, (a) the Company’s receipt of information from certain third parties related to the completion of its financials has been delayed, and (b) certain of the Company’s personnel responsible for is financial reporting function, including our independent auditors, have been adversely affected by business closures and travel restrictions as a result the virus.

While this disruption is currently expected to be temporary, there is considerable uncertainty around the duration. We are actively monitoring the COVID-19 situation and its impact in the markets we serve. We are taking all precautionary measures as directed by health authorities and local and national governments. Due to continuing uncertainties regarding the ultimate scope and trajectory of COVID-19’s spread and evolution, it is impossible to predict the total impact that the pandemic will have on our business. If public and private entities continue to implement restrictive measures, the material adverse effect on our business, results of operations, financial condition and cash flows could persist.

Forward-Looking Statements

Statements used in this Current Report on Form 8-K that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the effects of COVID-19, adverse economic conditions, and other risks and uncertainties detailed from time to time in Ammo’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Ammo undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: June 29, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer